Exhibit 99.2

Line of Credit Note

$25,000,000.00
Date: November 7, 2007

Promise to Pay. On or before May 31, 2008, for value received, First Busey Corporation (the “Borrower”) promises to pay to JPMorgan Chase Bank, N.A., whose address is 120 S. LaSalle St., Chicago, IL 60603 (the “Bank”) or order, in lawful money of the United States of America, the sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) or such lesser sum as is indicated on Bank records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at “the Adjusted LIBOR Rate” (the “Note Rate”) and at the rate of 3.00% per annum above the Note Rate, at the Bank’s option, upon the occurrence of any default under this Note, whether or not the Bank elects to accelerate the maturity of this Note, from the date such increased rate is imposed by the Bank.

Definitions. As used in this Note, the following terms have the following respective meanings:

“Adjusted LIBOR Rate” means, with respect to the relevant Interest Period, the sum of (i) the Applicable Margin plus (ii) the quotient of (a) the LIBOR Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

“Applicable Margin” means 1.15% per annum.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Illinois and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market.

“Interest Period” means each consecutive one month period, the first of which shall commence on the date of this Note, ending on the day which corresponds numerically to such date one (1) month thereafter, provided, however, that if there is no such numerically corresponding day in such first succeeding month, such Interest Period shall end on the last Business Day of such first succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“LIBOR Rate” means with respect to any LIBOR advance for any Interest Period, the interest rate determined by the Bank by reference to Page 3750 of the Moneyline Telerate Service (“MTS”) (or on any successor or substitute page of the MTS, or any successor to or substitute for the MTS, providing rate quotations comparable to those currently provided on Page 3750 of the MTS, as determined by the Bank from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) to be the rate at approximately 11:00 a.m. London time, two Business Days prior to the commencement of the Interest Period for the offering by the Bank’s London office, of dollar deposits in an amount comparable to such LIBOR advance with a maturity equal to such Interest Period. If no LIBOR Rate is available to the Bank, the applicable LIBOR Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which the Bank offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the principal amount outstanding on such date and having a maturity equal to such Interest Period.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the advances evidenced by this Note, then, upon notice to the Borrower by the Bank, the outstanding principal amount, together with accrued interest and any other amounts payable to the Bank under this Note or the Related Documents shall be repaid (a) immediately upon the Bank’s demand if such change or compliance with such requests, in the Bank’s judgment, requires immediate repayment, or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

If the Bank determines that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate as provided in this Note, then the Bank shall forthwith give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Bank to make advances evidenced by this Note shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each advance evidenced by this Note, together with accrued interest, on the last day of the then current Interest Period.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

Interest will be computed on unpaid principal balance from the date of each borrowing.

Until maturity, the Borrower will pay consecutive quarterly installments of interest on January 25, 2008 and April 27, 2008, until the maturity date at which time all outstanding principal and interest shall be due and payable in full.

The Borrower shall make all payments on this Note and the other Related Documents, without setoff, deduction, or counterclaim, to the Bank at the Bank’s address above or at such other place as the Bank may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. In addition, the Borrower will make those additional payments required by the Credit Agreement. The term “Business Day” in this Note means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment that is less than the payment due at that time shall not constitute a waiver of the Bank’s right to receive payment in full at that time or any other time.

Purpose of Loan. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose. The proceeds of the loan shall be used only for the Borrower working capital.

Credit Facility. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower’s obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute a default but for the giving of notice or the lapse of time or both until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note subject to the terms of the Related Documents.

Renewal and Extension. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, that Line of Credit Note dated January 23, 2007 executed by the Borrower in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00); and that certain Line of Credit Note dated May 31, 2005 executed by Main Street Trust, Inc., in the original principal amount of fifteen Million and 00/100 ($15,000,000.00), including previous renewals or modifications thereof, if any (the “Prior Note” and together with all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, and any other instrument or document executed in connection with the Prior Note, the “Prior Related Documents”), and is not a novation thereof. All interest evidenced by the Prior Note shall continue to be due and payable until paid. The Borrower fully, finally, and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents, and representatives  (each a “Bank Party”) from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower (i) in respect of the loan evidenced by the Prior Note and the Prior Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Prior Note or the Prior Related Documents and (ii) arising from events occurring prior to the date of this Note. If applicable, all Collateral continues to secure the payment of this Note and the Liabilities. The provisions of this Note are effective on the date that this Note has been executed by all of the signers and delivered to the Bank.

Miscellaneous. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. This Note is issued pursuant and entitled to the benefits of that certain Credit Agreement by and between the Borrower and the Bank, dated January 16, 2006, and all replacements thereof (the “Credit Agreement”) to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid. The terms and provisions of the Credit Agreement are hereby incorporated and made a part hereof by this reference thereto with the same force and effect as if set forth at length herein. No reference to the Credit Agreement and no provisions of this Note or the Credit Agreement shall alter or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on this Note as herein prescribed. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Borrower:

Address:	201 W. Main St.	First Busey Corporation
Urbana, IL 61801
		By:	/s/ Van A. Dukeman
			Van A. Dukeman	President & CEO
			Printed Name	Title

		Date Signed:	November 7, 2007

		By:	/s/ Barbara J. Harrington
			Barbara J. Harrington	CFO
			Printed Name	Title

		Date Signed:	November 7, 2007